SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                   ___________



Date of Report (Date of earliest event reported)       April 1, 1997
                                                 -------------------------------

                      TOTAL WORLD TELECOMMUNICATIONS, INC.
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             (Exact name of registrant as specified in its charter)


        Delaware                   0-20922                 75-2274730
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(State or other jurisdiction     (Commission           (I.R.S. Employer
      of incorporation)          File Number)         Identification No.)


3200 North Military Trail, Suite 300, Boca Raton, Fl                33431
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(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:        (407) 997-5880
                                                    ----------------------------


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          (Former name or former address, if changed since last report)





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ITEM 5.     OTHER EVENTS
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      The Company and its officers and  directors  have received a formal notice to provide information to the Securities and Exchange Commission pursuant to an order of investigation issued May 30, 1997. The Company is collecting the items requested and will forward them to the Commission.

      As previously reported, on December 7, 1996, the Company entered into a convertible note agreement providing for interest at 7% and received proceeds of $8,000,000. The note was due or convertible in 60 days from the time of issuance into shares of common stock based on a formula which provided common shares to be issued at 75% of the quoted market value, as defined, and having an aggregate value of $8,000,000. On February 7, 1997, the Company was granted an extension of time to repay the note until January 31, 1999. The new note bears interest at 7% per annum and was issued in the amount of $10,755,334 in consideration for extending the payment term. The Company also received $2,000,000 in cash on February 7, 1997 with the same due dates and interest rates. Both notes are convertible with a similar formula to the December 7, 1996 note with conversion allowable in 90 days from the date of the note and limited to conversion of 4.9% of the outstanding shares at the date conversion is requested. Interest payments were to commence on May 1, 1997. The Company has defaulted on such payment and has accrued an additional 7% interest pursuant to the terms of the note. On June 5, 1997, the Company received notice from the holders of the notes declaring a repurchase event relative to the notes and demanding repurchase thereof. The Company is attempting to negotiate alternative terms with the holders. The note also provided for registration rights for the common shares in a defined period, and the Company is past due pursuant to this provision as well.

      On April 8, 1997, the Board of Directors of the Company elected Donald Booth as Chief Executive Officer of the Company. Mr. Booth remains as President of the Company and of its chief operating subsidiary, Total World Telecom. Mr. Joseph L. Lents remains as Chairman of the Board. C. Denning Loveridge and John Loveridge resigned as Directors of the Company, and as a result, the Board of Directors consists of Donald Booth, Joseph Lents and Arnold Salinas. The Company expects to expand its Board membership by adding individuals with experience in the telecommunications field.














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      At April 1, 1997,  the Company  entered into an employment  agreement with
Donald W. Booth, the President and Chief Executive Officer. This contract essentially replaces his former contract with Total National Telecommunications, Inc. and provides for a four-year term at an annual base salary of $300,000. As additional compensation, an incentive bonus of up to 60% of his annual base salary may be awarded if certain management objectives are met. He also receives, under the terms of the agreement, 400,000 options to purchase Common Stock of the Company at an exercise price of $1.50 per share, as well as a car allowance, life insurance, and various other employee benefits.

      The Company is currently reviewing its operations and has identified cost savings of approximately $275,000 per month to be achieved beginning August 1, 1997. Included in these cost savings is a reduction in personnel along with benefit reductions for all remaining employees.

      As the Company has previously announced, discussions with Worldwide Leisure Corporation have been terminated. The Company had requested various data and confirmations from Worldwide Leisure Corporation as a basis for any preliminary discussions, which has not been provided by that organization.


ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
            ------------------------------------------------------------------

      (a)   None


ITEM 9.     SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.
            ----------------------------------------------------

      On April 10, 1997, the Company issued 16,665 shares of its Series B Convertible Preferred Stock pursuant to Regulation S under the Act to nineteen non-U.S. resident purchasers, and received gross proceeds of $1,549,820 and net proceeds of $1,415,420 after payment of the related finder's fee and expenses. One-third of the shares are convertible into Common Stock of the Company at 81% of the closing bid price of such Common Stock following 50 days after completion of the offering, one-third of the shares are convertible at 81% of the closing bid price following 80 days after completion of the offering, and the remaining one-third is convertible at 81% of the closing bid price 100 days after completion of the offering.

      On April 30, 1997, the Company issued 7,200 shares of its Series F Convertible Preferred Stock pursuant to Regulation S under the Act to one non-U.S. resident purchaser, and received gross proceeds of $719,982.50 and net proceeds of $545,482.50 after payment of the related finder's fee and expenses. One-third of the shares are convertible into Common Stock of the Company at 80% of the closing bid price of such Common Stock following 60 days after completion





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of the offering,  one-third of the shares are  convertible at 80% of the closing bid price following 90 days after completion of the offering, and the remaining one-third is convertible at 75% of the closing bid price 120 days after completion of the offering.

      On May 17, 1997, the Company issued 5,000 shares of its Series E Convertible Preferred Stock pursuant to Regulation S under the Act to one non-U.S. resident purchaser, and received gross proceeds of $475,000 and net proceeds of $428,500 after payment of the related finder's fee and expenses. One-third of the shares are convertible into Common Stock of the Company at 78% of the closing bid price of such Common Stock following 60 days after completion of the offering, one-third of the shares are convertible at 78% of the closing bid price following 90 days after completion of the offering, and the remaining one-third is convertible at 78% of the closing bid price 120 days after completion of the offering.

      On May 17, 1997, the Company issued 25,000 shares of its Series G Convertible Preferred Stock pursuant to its Regulation S under the Act to one non-U.S. resident purchaser, and received gross proceeds of $2,499,982.50 and net proceeds of $2,208,500 after payment of the related finder's fee and expenses. One-half of the shares are convertible into Common Stock of the Company at 80% of the closing bid price of such Common Stock following 60 days after completion of the offering, and the remaining one-half is convertible at 75% of the closing bid price 90 days after completion of the offering.

      Additionally, the Company is reviewing the status of the requested conversions of its preferred shareholders into common stock of the Company. It has received the approval of the holders of Series Z Preferred Stock to convert their preferred stock over the next six months and calculate the number of common shares to be issued based on the market price of the Company's common stock during that time. The total face value of the Series Z Preferred Stock that will be converted over the next six months is $5,500,000.

      The holders of Series H Preferred Stock have also agreed in principal to convert their preferred stock over the next nine months and calculate the number of common shares to be issued based on the market price of the Company's common stock during that time. The total face value of the Series H Preferred Stock subject to this agreement is $12,500,000. In addition, the Series H investors have agreed to loan to the Company the amount of $2,000,000 which will be repaid over the next 14 months.

      Of the convertible preferred stock offerings issued pursuant to Regulation S, 258,544 shares remain outstanding at June 10, 1997. Since April 30, 1997, the Company has converted 93,845 shares of convertible preferred stock issued under Reg S into 17,676,136 shares of common stock, which includes 8,750,000 shares held in escrow in accordance with agreements with Series Z and Series H preferred stockholders.




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                                    SIGNATURE

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TOTAL WORLD TELECOMMUNICATIONS, INC.



                                    By: /s/ Donald Booth
                                       -----------------------------------------
                                       Donald Booth, President and
                                       Principal Executive Officer

Dated:  June 10, 1997